As filed with the Securities and Exchange Commission on July 30, 1999 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8 POS
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                -----------------

                      RESTAURANT TEAMS INTERNATIONAL, INC.
             (Exact name of the Company as specified in its charter)

           Texas                                               75-2337102
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                            Identification No.)
                                -----------------

                                 1705 E. Whaley
                              Longview, Texas 75605
                    (Address of principal executive offices)
                                -----------------

                      RESTAURANT TEAMS INTERNATIONAL, INC.
                          STOCK ISSUANCE TO CONSULTANTS

                                -----------------

                             Mr. Stanley L. Swanson
                      Restaurant Teams International, Inc.
                                 1705 E. Whaley
                              Longview, Texas 75605
                     (Name and address of agent for service)

                                 (903) 758-2811
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                              Ronald L. Brown, Esq.
                         Glast, Phillips & Murray, P.C.
                           13355 Noel Road, Suite 2200
                               Dallas, Texas 75240
                                  (972)419-8300


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------

                                           Proposed Maximum     Proposed Maximum
  Title of Securities     Amount of be      Offering Price     Aggregate Offering        Amount of
   to be Registered       Registered(1)      per Share(2)         Price (1)(2)      Registration Fee(2)
-------------------------------------------------------------------------------------------------------

Common Stock, $0.01           115,000           $1.25             $143,750             $43.56

-------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by Restaurant Teams International, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (the "Annual Report") filed by the Company (SEC File No. 001-13559) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission.

         (b)      The Company's  Form 10-QSB  for  the  quarter  ended March 31,
                  1999.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (d) The description of the Company's Common Stock set forth under the caption "Description of Securities" at page 16 of the Company's Registration Statement on Form 10SB/A-3, filed with the Commission on October 23, 1997, is hereby incorporated by reference.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities them remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         In accordance with the Texas Business Corporation Act, Article IV of the Company's Bylaws provides that the Company may advance expenses to and indemnify directors, officers, employees, agents and other persons who may have advanced expenses and be indemnified under applicable law.

         Section 2.02-1 of the Texas Business Corporation Act permits indemnification of directors and officers of the Company and officers and directors of another corporation, partnership, joint venture, trust, or other enterprise who serve at the request of the Company, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Company or at the request of the Company, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

         The circumstances under which indemnification is granted in an action brought on behalf of the Company are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Company.

         No director of the Company shall be personally liable to the Company or any of its shareholders for damages for any act or omission in such capacity except to the extent Texas law expressly precludes limitation of such personal liability, which it does when the director is found liable for a breach of his duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or intentional misconduct or knowing violation of law, a transaction from which the director received an improper benefit or any other case where liability is provided by statute.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned Company hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:
                                    (i)  include  any  prospectus   required  by
                                    Section 10(a)(3) of the Securities Act; (ii)
                                    reflect  in  the  prospectus  any  facts  or
                                    events  arising after the effective  date of
                                    the     Registration     Statement    which,
                                    individually or in the aggregate,  represent
                                    a fundamental  change in the information set
                                    forth  in the  Registration  Statement;  and
                                    notwithstanding the foregoing,  any increase
                                    or decrease in volume of securities  offered
                                    (if the  total  dollar  value of  securities
                                    offered  would  not  exceed  that  which was
                                    registered)  and any deviation  from the low
                                    or  high  end  of  the   estimated   maximum
                                    offering  range may be reflected in the form
                                    of a  prospectus  filed with the  Commission
                                    pursuant   to  Rule   424(b)   if,   in  the
                                    aggregate,  the  changes in volume and price
                                    represent  no more than a 20 percent  change
                                    in the maximum aggregate  offering price set
                                    forth in the  "Calculation of  Registration"
                                    table   in   the   effective    registration
                                    statement;  and (iii)  include any  material
                                    information  with  respect  to the  plan  of
                                    distribution not previously disclosed in the
                                    Registration   Statement   or  any  material
                                    change   to   such    information   in   the
                                    Registration  Statement,  provided  however,
                                    that   provisions   (i)  and  (ii)  of  this
                                    undertaking   are    inapplicable   if   the
                                    information   to  be  filed   thereunder  is
                                    contained in periodic  reports  filed by the
                                    Company  pursuant to the  Exchange  Act that
                                    are   incorporated  by  reference  into  the
                                    Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To  remove  from  registration  by  means of
                                    post-effective    amendment   any   of   the
                                    securities being registered which remains unsold at the termination of the offering.

                    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
                         Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                         Act)  that  is   incorporated   by  reference  in  this
                         Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longview, State of Texas, on January 20, 1999.

                                       RESTAURANT TEAMS INTERNATIONAL, INC.



                                       By:   /s/ Stanley   L. Swanson
                                             ----------------------------------
                                             Stanley L. Swanson
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors
                                             (Principal Executive Officer)



                                       By:   /s/  Curtis A. Swanson
                                             ----------------------------------
                                             Curtis A. Swanson, Vice President
                                             and Chief Financial Officer



                                       By:   /s/  Jean Hedges
                                             ----------------------------------
                                             Jean Hedges, Controller and
                                             Principal Accounting Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Curtis A. Swanson, his true and lawful attorney-in-fact and agent, each will full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibit thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of the, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on July 30, 1999.

         Signatures                       Title
         ----------                       -----

      /s/ Stanley L. Swanson              President, Chief Executive Officer and
   ----------------------------           Chairman of the Board of Directors
   Stanley L. Swanson


      /s/ Edward Dmytryk                  Director
   ----------------------------
   Edward Dmytryk


      /s/ Robert Lilly                    Director
   ----------------------------
   Robert Lilly


      /s/ Curtis A. Swasnon               Director
   ----------------------------
   Curtis A. Swanson



                      RESTAURANT TEAMS INTERNATIONAL, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



-----------------------------------------------------------------------------------------------------------------

   Exhibit                                                   Incorporated Herein by                    Filed
     No.                    Description                           Reference To                       Herewith
-----------------------------------------------------------------------------------------------------------------

     3.1        Articles of  Incorporation  of               Exhibits  2.1 and 2.2 of the Form 10SB
                Restaurant Teams International,              Registration Statement filed with the
                Inc.,  as amended                            Commission on October 23, 1997 (SEC
                                                             File No. 001-13559)
-----------------------------------------------------------------------------------------------------------------

     3.2        Bylaws of Restaurant Teams                   Incorporated by reference to Exhibit 2.3
                International, Inc.                          of Form 10SB filed with the
                                                             Commission on October 23, 1997
                                                             (SEC File No. 001-13559)
-----------------------------------------------------------------------------------------------------------------

     4.1        Consulting Agreement dated
                March 17, 1999, with                                                                    X
                Convenience Storage, Inc.
-----------------------------------------------------------------------------------------------------------------

     5.1        Opinion of Glast, Phillips &
                Murray, P.C.                                                                             X
-----------------------------------------------------------------------------------------------------------------

    23.1        Consent of Ernst & Young LLP                                                             X

-----------------------------------------------------------------------------------------------------------------

    23.2        Consent of Glast, Phillips &
                Murray, P.C. (included in Exhibit
                5.1)
-----------------------------------------------------------------------------------------------------------------

    24.1        Power of Attorney                                                              Included on
                                                                                               Signature Page to
                                                                                               the Registration
                                                                                               Statement
-----------------------------------------------------------------------------------------------------------------
